EXHIBIT 2.3

                  CONSENT ACTION OF THE BOARD OF DIRECTORS OF
                             GLOBAL E TUTOR, INC.,
                            a Delaware corporation


     The undersigned, representing all the members of the Board of Directors of Global E Tutor, Inc., a Delaware corporation (the "Company") do hereby consent to and adopt the following resolutions, effective July 24, 2000.

          Appointment of the Chairman to the Executive Advisory Board
          -----------------------------------------------------------

     WHEREAS, the Board of Directors of the Company has determined it to be in the best interest of the Company to create an Executive Advisory Board to advise the Company's Board of Directors and officers regarding certain strategic issues.

     WHEREAS, the Board of Directors of the Company has considered the experience, talents, commitment and suitability of Mr. Stephen Gross and decided that Mr. Gross is well qualified to serve as Chairman of the Company's Executive Advisory Board.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby creates the Executive Advisory Board and appoints Stephen Gross to be Chairman of the Executive Advisory Board to serve until such time as he may resign, is removed or a replacement is appointed;

     RESOLVED FURTHER, that the initial members of the Executive Advisory Board will be Bob Cohn, Gary Hill, Karen Lennon, Ed Kramer, Stephen Martin, Milton Butler, Michael Vlass, Dr. Noel Brown, Anthony Daniels, Dr. Donald Ratajczak, and Stephen Gross to serve until such time as each may resign or is removed.

                     Adoption of 2000 Stock Incentive Plan
                     -------------------------------------

     WHEREAS, the grants of stock options provided below in these resolutions will use all available shares under the Global E Tutor, Inc. Stock Option Plan, and the Board of Directors desires to create a new plan providing for the issuance of stock options and other incentives relating to the Company's common stock.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby adopts the Global E Tutor, Inc. 2000 Stock Incentive Plan in substantially the form attached hereto and reserves 2,000,000 shares of common stock of the Company for issuance thereunder.

     RESOLVED FURTHER, that the 2000 Stock Incentive Plan will be submitted to shareholders within twelve months of the date of this meeting for their approval.

                          Compensation of Mr. Barton
                          --------------------------

     WHEREAS, the Board of Directors of the Company has considered the experience, leadership and talents of Jerry Barton in the position of CEO and President and the contributions Mr. Barton will be able to make to the Company in those positions, and the Company's financial ability to pay compensation, and has determined that the following is an appropriate level of compensation for Mr. Barton in the positions of CEO and President:

     $50,000        Signing bonus
     $175,000       Annual salary

     NOW THEREFORE BE IT RESOLVED THAT Jerry Barton shall be compensated as stated until such time as he resigns or his replacement is appointed by the Board of Directors of the Company or another compensation level is set by the Board of Directors.

                              Stock Option Grants
                              -------------------

     WHEREAS, the Board of Directors wishes to motivate and create incentives to employees, directors, and consultants to increase the value of the Company; and

     WHEREAS, the Board of Directors wishes to make certain grants to James W. Lewis and Jerry Barton in connection with their appointment as Directors.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby approve the issuance of the Incentive Stock Options ("ISO's") and Non-Qualified Stock Options ("NQSO's") to the employees, directors, and consultants of the Corporation at an exercise price of $1.00 per share as indicated on Exhibit A
                                                                    ---------
hereto.

     FURTHER RESOLVED, that any act taken or deed done by any director, officer or agent of the Company in accordance with any of the above resolutions or to facilitate the actions contemplated by the resolutions is hereby approved, ratified, confirmed and adopted; and that the directors, officers, and agents of the Company are authorized to take and do such further acts and deeds, and to execute and deliver, for and in the name of the Company, such other documents, papers, and instruments as they deem to be necessary, appropriate, advisable or required in order to effectuate the purpose and intent of the resolutions and to consummate the actions contemplated by the resolutions, and the taking of any such acts and deeds, and the execution and delivery of any such documents, papers and instruments are hereby approved, ratified, confirmed and adopted;

Effective July 24, 2000.


                                              /s/ Jerry L. Barton
                                             ----------------------------
                                             Jerry L. Barton



                                              /s/ James W. Lewis
                                             ----------------------------
                                             James W. Lewis



                                              /s/ Thomas E. McMurrain
                                             ----------------------------
                                             Thomas E. McMurrain



                                              /s/ Claes Noble
                                             ----------------------------
                                             Claes Noble

                                   Exhibit A
                                   ---------

                                         Type            Number
                                         ----            ------
Name                Position             of              of                 Vesting*          Plan**
----                --------             --              --                 -------           ----
                                         Option          Shares
                                         ------          ------
Jerry Barton        Employee             ISO             300,000            33-1/3%           SOP
                                         NQSO            200,000            33-1/3%           SOP

Holly               Employee             ISO              50,000            33-1/3%           SOP
Cartmill

Scott Fellows       Employee             ISO             100,000            33-1/3%           SOP

Marcus              Employee             ISO             100,000            33-1/3%           SOP
Nobel

Deborah             Employee             ISO              50,000            33-1/3%           SOP
Ward

Jerry Barton        Director             NQSO            250,000                50%           SOP

James W.            Director             NQSO            250,000                50%           SOP
Lewis

Dr. Noel            Advisor              NQSO            100,000            33-1/3%           SOP
Brown

Milton Butler       Advisor              NQSO            100,000            33-1/3%           SOP

Anthony             Advisor              NQSO             50,000            33-1/3%           SOP
Daniels

Stephen             Advisor              NQSO            250,000                50%           SOP
Gross

Ed Kramer           Advisor              NQSO             50,000            33-1/3%           SOP

Dr. Donald          Advisor              NQSO            100,000            33-1/3%           SIP
Ratajczak

Michael             Advisor              NQSO            100,000            33-1/3%           SIP
Vlass

Habif,         Consultant          NQSO      252,990        33-1/3%        ***
Arogeti, and
Wynne



Mary           Consultant          NQSO      100,000        33-1/3%        SIP
Catherine
Wolff

  * Vesting is the designated percentage per year of uninterrupted service for the Company measured from the date of grant.

  ** "SOP" means the Global E Tutor, Inc. Stock Option Plan. SIP means the Global E Tutor, Inc. 2000 Stock Incentive Plan.

  ***     An option to purchase [35,826] shares is granted under the SOP. The balance is granted under the SIP.